February 16, 2007

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan 52587 Israel

CRT Capital Group LLC
262 Harbor Drive
Stamford, Connecticut 06902

Re: Initial Public Offering

Gentlemen:

The undersigned initial stockholder of Advanced Technology Acquisition Corp. (“Company”), in consideration of CRT Capital Group LLC (“CRT”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Pre-IPO Shares and IPO Shares beneficially owned by it in accordance with the majority of the votes cast by the non-affiliated holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned shall take all reasonable actions within such person’s power to cause (i) the Company to dissolve and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the Delaware General Corporation Law (the “DGCL”), including voting for the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the DGCL, which shall deem the dissolution of the Corporation advisable and (b) cause to be prepared such notices as are required by said Section 275(a) of the DGCL as promptly thereafter as possible, and (ii) vote his shares in favor of any plan of dissolution and distribution recommended by the Company’s board of directors. The undersigned stockholder hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to his Pre-IPO Shares (“Claim”) and hereby waives any Claim the undersigned stockholder may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Pre-IPO Shares.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the initial stockholders unless the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Company’s stockholders from a financial point of view.

4. The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned’s controlling stockholder, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned’s controlling stockholder or any Affiliate of the undersigned originates a Business Combination.

5. The undersigned will escrow all Pre-IPO Shares and such Pre-IPO Shares will not be transferable during the escrow period and will not be released from escrow until the date which is one year after the consummation of a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.
6. The undersigned initial stockholder, together with M.O.T.A. Holdings Ltd. and OLEV Holdings Ltd, hereby agree (i) that if the Company borrows money in order to fund due diligence and other expenses associated with locating a target business, to the extent a Business Combination is not ultimately consummated and that the funds available outside of the trust account are not sufficient to repay such loan, to advance the funds necessary to repay such loan, (ii) that if the Company does not have sufficient funds available outside of the trust account to fund the estimated costs of dissolution and liquidation, to advance the necessary funds, and (iii) to indemnify Shrem, Fudim, Kelner - Technologies Ltd. (“SFKT”) and Shrem, Fudim, Kelner & Co. Ltd. (“SFK”) from and against any and all liabilities as a result of, arising out of, or in connection with the investment by SFKT and SFK in the Company, the purchase by them of the founder warrants, any future business combination that may be effected by the Company, the Company’s dissolution or liquidation, any reimbursement of amounts withdrawn from the trust fund, or any action taken or failure to take any action by the Company, the Company’s directors, officers and employees, excluding any activity that will be done by SFKT, SFK or any of their affiliates following the completion of our initial public offering in their capacity such as a vendor, finder or other service provider.

7. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

8. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Corporation Service Company as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and CRT and appoint a substitute agent acceptable to each of the Company and CRT within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a technology or technology-related business that has operations or facilities located in Israel, or that intends to establish operations or facilities in Israel, such as research and development, manufacturing or executive offices, following the Company’s initial business combination with a target business; (ii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage); (iii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iv) “Pre-IPO Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO and (vi) “Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, into which the Company will deposit the “funds to be held in trust,” as described in the Prospectus.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS]

FSGL HOLDINGS LTD

By: /s/ Yehoshua Gleitman
Name: Dr. Yehoshua (Shuki) Gleitman

[Signature Page to Initial Stockholder Letter]